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                                                                    EXHIBIT 23.7

[KPMG LETTERHEAD]

111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802


The Board of Directors
Centerstate Banks of Florida



We consent to the use of our opinion included herein regarding certain Federal tax consequences expected to result from the merger and to the reference to our firm under the heading "Federal Income Tax Consequences of the Merger".



                                   /s/ KPMG LLP


Orlando, Florida
March 15, 2000